Exhibit 21
                         Subsidiaries of the Registrant
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The  following  table  provides a listing of the direct and  indirect  operating subsidiaries of the Registrant, the percent of voting stock held by the Registrant, and the jurisdiction of incorporation or organization in which each subsidiary was incorporated or organized.

                                                                   Percentage of
                                               Jurisdiction of        Voting
                                               Incorporation      Stock held by
Subsidiaries of the Registrant                 or Organization      Registrant
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Farmers Bank & Capital Trust Co.                  Kentucky             100%

United Bank & Trust Company                       Kentucky             100%

First Citizens Bank                               Kentucky             100%

Lawrenceburg National Bank                        Kentucky             100%

Farmers Bank and Trust Company                    Kentucky             100%

Kentucky Banking Centers, Inc.                    Kentucky             100%

FCB Services, Inc.                                Kentucky             100%

Kentucky General Holdings, LLC                    Kentucky             100%

KHL Holdings, LLC 1                               Kentucky

Kentucky Home Life Insurance Company 2            Kentucky

Kentucky General Life Insurance Company, Inc. 3   Kentucky

Leasing One Corporation 4                         Kentucky

Farmers Bank Realty Co. 4                         Kentucky

EG Properties, Inc.4                              Kentucky

Farmers Capital Insurance Corporation 4           Kentucky

Farmers Fidelity Insurance Agency, LLP 5          Kentucky

Austin Park Apartments, LTD 6                     Kentucky

Frankfort Apartments II, LTD 7                    Kentucky

EH Properties, Inc.8                              Kentucky

Pro Mortgage Partners, LLC 9                      Kentucky

Community Development of Kentucky, Inc.3          Kentucky

EV Properties, Inc. 10                            Kentucky




1 Kentucky General holds a 45% equity and 50% voting interest in KHL Holdings, LLC.

2    A wholly-owned subsidiary of KHL Holdings, LLC.

3    No stock issued; inactive company.

4    A wholly-owned subsidiary of Farmers Bank.

5    A fifty (50%) percent owned LLP of Farmers Insurance.

6    Farmers Bank has a 99% limited interest in this partnership.

7    Farmers Bank has a 99.9% limited interest in this partnership.

8    A wholly-owned subsidiary of First Citizens Bank.

9    A wholly-owned subsidiary of Farmers Georgetown.

10   A wholly-owned subsidiary of United Bank.